Exhibit 4.4
REGISTRATION RIGHTS

The Holder shall be entitled to any and all of the rights of the Purchasers pursuant to a Registration Rights Agreement dated as of December 17, 2007 (the “RRA”) among United Benefits & Pension Services, Inc. (the “Company”) and several purchasers signatory thereto. For all purposes the “Registrable Securities” (as defined below) shall be deemed Registrable Securities pursuant to that RRA and the Holder of this Warrant, any other Placement Agent Warrant (collectively, the “Warrants”) and/or any Warrant Shares shall be deemed a “Holder” pursuant to the terms of the RRA.

As provided in the Placement Agent Agreement, as amended by the Supplement to Placement Agent Agreement dated December 17, 2007, in addition to Holders’ registration rights under the RRA, the Holder shall have the following additional and supplementary registration rights:

1.1. Request for Registration - Demand Right.

(a) At any time commencing 95 days after the effective date of the registration statement to be filed by the Company under the RRA with respect to the Holder's Registrable Securities and all other "Registrable Securities" contemplated in the RRA, if the Company shall receive a written request from either Maxim Group LLC or Holder(s) of Placement Agent Warrants (including this Warrant) or Warrant Shares then outstanding (collectively the “Holders”) representing at least 40% of the aggregate Warrant Shares issued or issuable upon exercise of the Placement Agent Warrants that the Company effect the registration under the Securities Act of 1933 (the “1933 Act”) of (i) any or all of the shares of UBPS Common Stock issued or issuable pursuant to the terms of this Warrant or any other Placement Agent Warrant issued in connection with the transactions contemplated by the Memorandum (the “Warrant Shares”), (ii) any securities issued or issuable in connection with any anti-dilution provisions of this Warrant or any other Placement Agent Warrant or (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (the “Registrable Securities”) then the Company shall, within five (5) business days of the receipt thereof, give written notice of such request to all Holders of Warrants or Warrant Shares; and shall, subject to the limitations of this Section 1.1, use its best efforts to effect such a registration as soon as practicable and in any event to file within 45 days of the receipt of such request a registration statement under the 1933 Act covering all the Registrable Securities which the Holders shall in writing request to be included in such registration and to use its best efforts to have such registration statement become effective.

(b) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All parties proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.2(d)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to a majority in interest of the Holders. Notwithstanding any other provision of this Section 1.1, if, in the case of a registration requested pursuant to Section 1.1(a), the underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Holders shall so advise the Company, and all the securities other than Registrable Securities sought to be included in the underwriting shall first be excluded to the extent necessary. To the extent that further limitation is required, the number of Registrable Securities that may be included in the underwriting shall be allocated pro rata among all Holders thereof desiring to participate in such underwriting (according to the number of Registrable Securities then held by each such Holder). No Registrable Securities requested by any Holder to be included in a registration pursuant to Section 1.1(a) shall be excluded from the underwriting unless all securities other than Registrable Securities are first excluded.

(c) The Company is obligated to effect only one registration pursuant to Section 1.1(a); provided, however, that no registration pursuant to Section 1.1(a) shall be deemed to be a registration for any purpose of this sentence if (i) the number of Registrable Securities included in the underwriting does not equal or exceed 50% of the number of Registrable Securities proposed by the Holders to be distributed through such underwriting or (ii) the Holders pay all expenses of such registration, including those otherwise payable by the Company in accordance with Section 1.5; and provided, further, that no registration of Registrable Securities which shall not have become and remained effective in accordance with Section 1.3 shall be deemed to be a registration for any purpose of this sentence unless such registration was withdrawn at the request of the Holders.

(d) Notwithstanding the foregoing provisions of this Section 1.1, in the event that the Company is requested to file any registration statement pursuant to this Section 1.1, (i) the Company shall not be obligated to effect the filing of such registration statement for a period of up to 60 days after the date of a request for registration pursuant to this Section 1.1 if at the time of such request (1) the Company is engaged, or has fixed plans to engage, within 60 days of the time of such request, in a firm commitment underwritten public offering of Common Stock in which the holders of Registrable Securities may participate pursuant to Section 1.2, or (2) the Company is currently engaged in a self-tender or exchange offer and the filing of a registration statement would cause a violation of the Securities Exchange Act of 1934, as amended (the “1934 Act”); or (ii) if the Company shall furnish to the Holders requesting such registration statement a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors, it would not be in the best interests of the Company and its stockholders generally for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the relevant Holders; provided, however, that the Company may not utilize the right set forth in this Section 1.1(d)(ii) more than once in any twelve-month period.

1.2. Company Registration-Piggyback Right. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its capital stock or other equity securities (or securities convertible into equity securities) under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder, given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.7 and the following sentence of this Section 1.2, use its best efforts to cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the 1933 Act. The Company shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any Holder for its failure to do so.

1.3. Obligations of the Company. Whenever required under this Section 1 to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days or until such earlier time at which such Holders have informed the Company in writing that the distribution of their securities has been completed (such 180-day or shorter period, the “Effectiveness Period”). In addition, the Company shall:

(a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during the Effectiveness Period.

(b) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(c) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states and jurisdictions as shall be reasonably requested by the Holders, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such state or jurisdiction.

(d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement, including furnishing an opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter.

(e) Notify each Holder covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to Section 1.3(a) on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

(f) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (i) an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(g) Apply for listing and use its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

(h) Without in any way limiting the types of registrations to which this Section 1 shall apply, in the event that the Company shall effect a “shelf registration” on Form S-1 or Form S-3 under Rule 415 promulgated under the 1933 Act, the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit the Investors to include their Registrable Securities in such registration in accordance with the terms of this Section 1.

1.4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 in respect of the Registrable Securities of any selling Holder, that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as shall be required to effect the registration of its Registrable Securities.

1.5. Expenses of Demand Registration. All expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with each registration, filing or qualification pursuant to Section 1.1(a), including (without limitation) all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, of the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration begun pursuant to Section 1.1(a) if the registration request is subsequently withdrawn at any time at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.1(a); and provided, further, that if at the time of any withdrawal described in the foregoing clause the Holders have learned of a material adverse change in the condition, business, or prospects of the Company (other than a change in market demand for its securities or in the market price thereof) from that known to the Holders of the Registrable Securities then outstanding at the time of their request (or of which the Company advised them in writing within 20 days thereafter) that makes the proposed offering unreasonable in the good faith reasonable judgment of the Holders of the Registrable Securities, then the Holders shall not be required to pay any of such expenses and the right to one demand registrations pursuant to Section 1.1(a) shall not be forfeited. All underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Section 1.1(a) will be borne and paid ratably by the Holders of such Registrable Securities.

1.6. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to Section 1.1 or Section 1.2 for each Holder, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders. Underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Section 1.1 or Section 1.2 will be borne and paid ratably by the Holders of such Registrable Securities.

1.7. Underwriting Requirements. In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under Section 1.2 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as in the opinion of the underwriters, marketing factors allow. If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that marketing factors allow, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter believes marketing factors allow (the securities so included to be reduced as follows: (a) all securities which stockholders other than the Company and the Holders seek to include in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required, and (b) if further limitation on the number of shares to be included in the underwriting is required, then the number of shares held by the Holders that may be included in the underwriting shall be reduced so that the number of shares included in the underwriting are pro rata in accordance with the number of shares of Registrable Securities held by each such Holder) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling Holders may be excluded if the managing underwriter makes the determination described above and no securities other than those of the Company are included. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership, a limited liability company or a corporation, the partners, retired partners, members, retired members and shareholders of such Holder, or the estates and family members of such partners, retired partners, members, retired members and shareholders and any trusts for the benefit of any of the foregoing persons shall collectively be deemed to be a "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence.

1.8. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1, the Company will provide the Holders with all of the indemnification and contribution rights set forth in Section 5 of the RRA. The obligations of the Company under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement whether under the RRA or this Section 1 or otherwise.